Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
Contacts:	Media Relations: Sheri Woodruff	Investor Relations John Roselli
	610-893-9555 Office 609-933-9243 Mobile	610-893-9559 Office john.roselli@tycoelectronics.com
	swoodruff@tycoelectronics.com	Keith Kolstrom
610-893-9551 Office keith.kolstrom@tycoelectronics.com

TYCO ELECTRONICS ANNOUNCES DEFINITIVE AGREEMENT TO SELL POWER SYSTEMS BUSINESS TO THE GORES GROUP LLC

PEMBROKE, Bermuda. — October 19, 2007 — Tyco Electronics Ltd.  (NYSE: TEL; BSX: TEL) today announced that the company has entered into a definitive agreement to sell the Tyco Electronics Power Systems business to The Gores Group LLC for $100 million in cash, subject to a final working capital adjustment.  The transaction is expected to close by the end of calendar 2007 or early in 2008.

Tyco Electronics announced earlier this year its intent to sell its Power Systems business.  In anticipation of the sale and beginning in the third fiscal quarter of 2007, the Power Systems business was classified as a discontinued operation and the results of the segment were reported accordingly.

Tyco Electronics Power Systems, with approximately 2,500 employees across 14 locations in eight countries, is a leading manufacturer of power solutions, including board-level conversion components and complete power conversion and backup power systems for telecom applications.

The sale of the Power Systems business is consistent with Tyco Electronics’ strategy to divest certain businesses in an effort to streamline its portfolio and reallocate resources to its core operations.

Completion of the transaction is subject to customary closing conditions.

ABOUT TYCO ELECTRONICS

Tyco Electronics Ltd. is a leading global provider of engineered electronic components, network solutions, wireless systems and undersea telecommunications systems and services, with 2006 sales of

US$12.3 billion to customers in more than 150 countries.  We design, manufacture and market products for customers in industries from automotive, appliances and aerospace and defense to telecommunications, computers and consumer electronics.  With approximately 8,000 engineers and worldwide manufacturing, sales and customer service capabilities, Tyco Electronics’ commitment is our customers’ advantage.  More information on Tyco Electronics can be found at www.tycoelectronics.com.

ABOUT THE GORES GROUP, LLC

Founded in 1987, The Gores Group, LLC is a private equity firm focused on acquiring controlling interests in mature and growing businesses which can benefit from the firm’s operating experience and flexible capital base. The firm combines the operational expertise and detailed due diligence capabilities of a strategic buyer with the seasoned M&A team of a traditional financial buyer. The Gores Group, LLC has become a leading investor having demonstrated over time a reliable track record of creating substantial value in its portfolio companies alongside management. The firm’s current private equity fund has committed equity capital of $1.3 billion. Headquartered in Los Angeles, California, The Gores Group, LLC maintains offices in Boulder, Colorado and London. For more information, please visit www.gores.com.

FORWARD-LOOKING INFORMATION
This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements.  All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements.  The forward-looking statements in this release include statements addressing the following:  the ability to complete the transaction and the ability to implement strategic plans.  Economic, business, competitive and/or regulatory factors affecting Tyco Electronics’ businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements.  Tyco Electronics is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.  More detailed information about these and other factors is set forth in the following reports filed with the Securities and Exchange Commission:  Information Statement included as Exhibit 99.1 to Tyco Electronics’ Current Report on Form 8-K filed June 8, 2007, Tyco Electronics’ Quarterly Report on Form 10-Q for the Quarterly Period ended June 29, 2007 and Tyco Electronics’ Current Report on Form 8-K filed September 20, 2007.